WEINBERG & COMPANY, P.A.
Certified Public Accountants

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:	NewGen Technologies, Inc.
Commission File No. 000-23365

Commissioners:

We have read the statements made by NewGen Technologies, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Amendment No.1 to Form 8-K of NewGen Technologies, Inc. dated January 4, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
January 4, 2007